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                                   EXHIBIT 21
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                                 Subsidiaries of
                               SETO Holdings, Inc.
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Name of                                           State/Jurisdiction
Subsidiary                                         of Incorporation
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Semicon Tools, Inc.                                   New York


East Coast Sales Company, Inc.                        Connecticut


DTI Technology, Sdn. Bhd.                             Malaysia


Fuji Fabrication, Sdn. Bhd.                           Malaysia


Hong Kong Batteries Industries, Ltd.                  Hong Kong